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Exhibit 5

OPINION AND CONSENT OF WILLIAM G. GREEN

August 9, 2004

Chiron Corporation
4560 Horton Street
Emeryville, California 94608

    Re:
    Chiron Corporation—Registration Statement for Offering of
    17,128,036 Shares of Common Stock

Ladies and Gentlemen:

        I have acted as counsel to Chiron Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 17,128,036 shares of the Company's common stock for issuance under the Company's 2004 Stock Compensation Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        I have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plan. Based on such review, I am of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of duly authorized stock option or stock appreciation right agreements, duly authorized stock purchase rights or duly authorized direct stock issuances under the Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

        I consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving the opinion set forth in this letter, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

        This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the shares of the Company's common stock issuable under the Plan.

Very truly yours,
/s/ WILLIAM G. GREEN William G. Green Senior Vice President and General Counsel

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OPINION AND CONSENT OF WILLIAM G. GREEN